UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 26, 2017

GLOBAL BLOOD THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37539 (Commission File Number)	27-4825712 (I.R.S. Employer Identification Number)

400 East Jamie Court, Suite 101

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 26, 2017, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Global Blood Therapeutics, Inc. (the “Company”) approved an amendment to the Company’s Change in Control Policy, which was adopted in July 2015 (the “Policy”). Pursuant to the Policy, as amended, in the event the employment of any of the Company’s named executive officers is terminated by the Company or its acquirer or successor without Cause or for Good Reason (as such terms are defined therein) within one year after the consummation of a sale event, he or she will be entitled to receive the following payments and benefits, subject to his or her execution and non-revocation of a severance agreement within 60 days following the date of such termination, including a general release of claims:

•	a lump sum cash payment equal to 12 months (or 18 months in the case of the Company’s Chief Executive Officer) of the named executive officer’s then-current base salary;

•	payment of the named executive officer’s target incentive bonus payouts in the amounts equal to (i) 100% of the named executive officer’s incentive bonus target for the year in which the closing of the sale event occurred plus (ii) a prorated incentive bonus payout for the portion of the year in which the closing of the sale event occurred, prorated based on named executive officer’s incentive bonus target and the date of termination of the named executive officer’s employment or other service relationship with the Company;

•	if the named executive officer elects to continue his or her group healthcare benefits, payment of an amount equal to the monthly employer contribution the Company would have made to provide the named executive officer with health insurance if he or she had remained employed by the Company until the earlier of (i) 12 months (or 18 months in the case of the Company’s Chief Executive Officer) following the date of termination or (ii) the end of the named executive officer’s COBRA health continuation period; and

•	all time-based stock options and other stock-based awards granted to the named executive officer will become fully exercisable and non-forfeitable and all performance-based awards will accelerate and vest based on the deemed achievement of 100% of target levels as of the date of the named executive officer’s termination.

In addition, upon a sale event, to the extent Section 280G of the Internal Revenue Code of 1986, as amended, is applicable, each named executive officer who is then employed with the Company will be entitled to receive the better treatment of: (i) payment of the full amounts set forth above to which the named executive officer is entitled or (ii) payment of such lesser amount that does not trigger excise taxes under Section 280G.

The foregoing description of the Policy is a summary of the material terms of such document, does not purport to be complete and is qualified in its entirety by reference to the Policy, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Change in Control Policy, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BLOOD THERAPEUTICS, INC.

Date: August 1, 2017	By:	/s/ Tricia Suvari
Tricia Suvari
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change in Control Policy, as amended